[Form of Right Certificate]

Certificate No. __  ____________ Rights


     NOT EXERCISABLE AFTER MARCH 11, 2008 OR EARLIER IF REDEEMED OR EXCHANGED. AT THE OPTION OF THE COMPANY, THE RIGHTS MAY BE REDEEMED AT $.01 Of PER RIGHT OR EXCHANGED FOR COMMON STOCK ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.

                             RIGHT CERTIFICATE

                     ROSEVILLE COMMUNICATIONS COMPANY

     This certifies that ____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of March 12, 1998 ("Rights Agreement") between Roseville Communications Company, a California corporation ("Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (San Francisco time) on March 11, 2008 at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one fully paid and nonassessable share of Common Stock of the Company ("Common Stock") at a purchase price of $100.00 per share, as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Common Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

     This Right Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, at any time prior to the earlier of (i) the occurrence of a Stock Acquisition Date (as such term is defined in the Rights Agreement) or (ii) the Final Expiration Date, the Rights evidenced by title Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right or exchanged by the Company at its option in whole or in part for shares of Common Stock.

     No fractional shares of Common Stock shall be issued upon the exercise or exchange of any Right or Rights evidenced hereby, and in lieu thereof as provided in the Rights Agreement, fractions of shares of Common Stock shall receive an amount in cash equal to the same fraction of the then Current Market Price (as such term is defined in the Rights Agreement) of a share of Common Stock.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, as any of the rights of a shareholder of the Company or any right to vote in the election of directors; or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (other than certain actions specified in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of March 12, 1998.


ATTEST:                            ROSEVILLE COMMUNICATIONS
                                   COMPANY


Secretary                          By:
                                        Title:
COUNTERSIGNED:


By
     Authorized Signature


FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                            FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                            hereby sells, assigns and
transfers unto

               (Please print name and address of transferee)

the Right Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                    ,
attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
                                   Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                __________________________________________

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                              Signature

                       FORM OF ELECTION TO PURCHASE

               (To be executed if holder desires to exercise
               Rights represented by the Right Certificate.)


To:  ROSEVILLE COMMUNICATIONS COMPANY

     The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:


                      (Please print name and address)


        (Please insert social security or other identifying number)

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                      (Please print name and address)


        (Please insert social security or other identifying number)

Dated:                        ,

Signature:

Signature Guaranteed:

                                CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

       (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

       (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                        ,

Signature:

Signature Guaranteed:


                                  NOTICE

     The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.